Exhibit 10.7

This is a translation of the Israeli 2005 Share Option Plan. It is prepared solely for convenience purposes. Please note that the Hebrew version constitutes the binding version, and in the event of any discrepancy, the Hebrew version shall prevail.

Bio light Life Sciences Investments Ltd.

AN ISRAELI 2005 SHARE OPTION PLAN

(According to the 132 amendment to the Ordinance as such term is defined below)

This plan, as amended from time to time, shall be known as the Israeli 2005 Share Option Plan of Bio light Life Sciences Investments Ltd. (the “Plan”).

1.	PURPOSE OF THE PLAN

The Plan is intended to provide employees, consultants, service providers and directors of Bio light Life Sciences Investments Ltd. (the “Company”) and Affiliated Companies option converted into shares of the Company pursuant to the Plan as an incentive and to stimulate the active interest of such persons in the development and financial success of the Company.

2.	DEFINITIONS

For purposes of the Plan and related documents, including any Option Agreement, the following definitions shall apply:

2.1	“Option” means an option to purchase one or more Shares of the Company pursuant to the Plan.

2.2	“102 Option” means any Option granted to Employees pursuant to Section 102 of the Ordinance.

2.3	“Approved 102 Option” means an Option granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Optionee.

2.4	“Unapproved 102 Option” means an Option granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

2.5	“Capital Gain Option (CGO)” means as defined in Section 5.3 below.

2.6	“Ordinary Income Option (OIO)” means as defined in Section 5.3 below.

2.7	“3(i) Option” means an Option granted pursuant to Section 3(i) of the Ordinance to any person who is Non- Employee.

2.8	“Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

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2.9	“Board” means the Board of Directors of the Company.

2.10	“Option Agreement” means the share option agreement between the Company and an Optionee that sets out the terms and conditions of an Option.

2.11	“Committee” means committee of the Board.

2.12	“Company” means Bio light Life Sciences Investments Ltd., a company incorporated under the laws of the State of Israel.

2.13	“Affiliate” means an employing company according to section 102(a) to the Ordinance.

2.14	“Acquiring Company” or “Successor Company” means any entity the Company is merged to or is acquired by, in which the Company is not the surviving entity.

2.15	“Companies Law” means the Israeli Companies Law, 5759-1999.

2.16	“Chairman” means the chairman of the Board.

2.17	“Date of Grant” means, the date of grant of an Option, as determined by the Board and set forth in the Optionee’s Option Agreement.

2.18	“Vesting Dates” means, as determined by the Board or the Committee, the date as of which the Optionee shall be entitled to exercise the Option or part of the Option, as set forth in Section 11 of the Plan.

2.19	“Expiration Date” means the date upon which an Option shall expire, as defined in Section 10.2 of the Plan.

2.20	“Exercise Price” means the price stipulated in the Option Agreement to be paid by an Optionee in order to exercise an Option into a Share.

2.21	“Share” means an Ordinary Share par value NIS 1 of the Company

2.22	“Trustee” means any individual or entity appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

2.23	“Optionee” means a person or entity who receives or holds an Option under the Plan.

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2.24	“Cause” means, (i) conviction of any felony involving moral turpitude or affecting the Company; (ii) any refusal to carry out a reasonable directive of the chief executive officer, the Board or the Optionee’s direct supervisor, which involves the business of the Company or its Affiliates and was capable of being lawfully performed; (iii) embezzlement of funds of the Company or its Affiliates; (iv) any breach of the Optionee’s fiduciary duties or duties of care of the Company; including without limitation disclosure of confidential information of the Company; (v) any conduct (other than conduct in good faith) reasonably determined by the Board to be materially detrimental to the Company; and (vi) any other event classified under any applicable agreement between the Optionee and the Company or an Affiliate as a “cause” for termination or by other language of similar substance.

2.25	“Section 102” means section 102 of the Ordinance as now in effect or as hereafter amended.

2.26	“Employee” means a person who is employed by the Company or its Affiliate or an individual who is serving as a director or an office holder, but excluding a Controlling Shareholder.

2.27	“Transaction” or Merger Transaction” means (i) merger, acquisition or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of all or substantially all of the assets or shares of the Company.

2.28	“Ordinance” means the 1961 Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended.

2.29	“ITA” means the Israeli Tax Authorities.

2.30	“Non-Employee” means a consultant, adviser, service provider, Controlling Shareholder or any other person who is not an Employee.

2.31	“Market Value” shall mean

(1)	If the shares are traded on a stock exchange including inter alia on the Tel Aviv Stock Exchange, Nasdaq National Market System, Nasdaq SmallCap Market of the Nasdaq Stock Market, the Market Value will be the Closing share price (or closing bid if no sale is reported)) as reported on the stock exchange or national market system as stated in the last trading day preceding the record date , as reported by the Wall Street Journal or any other source resolved by the Board according to its sole discretion. Without limiting the generality of the foregoing , and for the purpose of determining the tax liability in accordance with section 102 ( b ) (3) of the Ordinance only, if on the date of grant of the options , the Company's shares are listed for trading on any stock exchange or in the national market , or if the shares will be listed within 90 days from the date of grant of the options, the market value of share at the time of allocation of the options shall be determined by the average value of the Company's shares during the 30 trading days preceding the date of grant of the options or during the 30 trading days following the date of the public offering as applicable.

(2)	If there is a regular report on the shares through an authorized shares’ dealer but there is no report on the sale price, then the market value will be determined according to the average between the highest bid and the lowest asking price of the shares on the trading day preceding the effective date.

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(3)	In the absence of an organized market shares, the market value will be determined in good faith by the Board of Directors

2.32	BLANK

2.33	“Plan” means this Share Option Plan.

3.	ADMINISTRATION OF THE PLAN

3.1	This Plan shall be administered by the Board directly. The Board may appoint a committee (the “Committee”) which, subject to any applicable limitations imposed by the Companies Law, by any other applicable law and/or by the Articles of Association, shall have all of the powers of the Board granted herein. Subject to the above, the term "Board" whenever used herein, shall mean the Board or such appointed committee, as applicable. “Company’s Articles of Association” shall mean as amended from time to time, and all shareholders rights agreements, as amended from time to time, entered into by and among the Company and its shareholders.

3.2	The Committee shall elect a chairman and shall be summoned according to the Chairman’s discretion. The Committee’s meeting shall be documented.

3.3	Unless specifically required otherwise under the Companies Law and subject to the Company's Articles of Association, the Board shall have sole and full discretion and authority, without the need to submit its determinations or actions to the shareholders of the Company for their approval or authorization, to administer the Plan and all actions related thereto, including to: (1) designate participants; (2) determine the terms and provisions of the respective Option Agreements, including, but not limited to, the number of Options to be granted to each Optionee, the number of Shares to be covered by each Option, provisions concerning the time and the extent to which the Options may be exercised and the nature and duration of restrictions as to the transferability or restrictions constituting substantial risk of forfeiture and to cancel or suspend awards, as necessary; (3) determine the Market Value of the Option (4) make an election as to the type of Approved 102 Option; (5) designate the type of Options granted;

The Committee shall have the full discretion: to (1) alter any restrictions and conditions of any Options or Shares subject to any Options (2) interpret the provisions and supervise the administration of the Plan and any Option Agreement; (3) accelerate the right of an Optionee to exercise in whole or in part, any previously granted Option; (4) prescribe, amend and rescind rules and regulations relating to the Plan; and (5) make all other determinations deemed necessary or advisable for the administration of the Plan.

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3.4	The Committee shall not be authorized to grant options to Optionee, however it shall have the right to issue vested options (options that become exercisable into shares) in accordance with the Plan as as long as said options were granted by the Board according to the Plan and section 112(a)(5) to the Companies’ Law.

3.5	Unless otherwise determined by the Board with respect to any specific Optionee and/or to any specific Option and provided accordingly in the applicable Option Agreement, the Options shall vest (become exercisable) according to the terms detailed in the option agreement. However, the options may not be exercised after the lapse of the expiration date.

3.6	The Board shall have the authority to grant, at its discretion, to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having an exercise price equal to, lower than or higher than the Exercise Price of the original Option so surrendered and canceled and containing such other terms and conditions as the Board may prescribe in accordance with the provisions of the Plan.

3.7	Subject to the Company’s incorporation documents, all decisions and selections made by the Board pursuant to the provisions of the Plan shall be made by a majority of its members except that no member of the Board shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Board relating to any Option to be granted to that member. Any decision reduced to writing shall be executed in accordance with the provisions of the Company’s Articles of Association, as the same may be in effect from time to time.

3.8	Commentary as to each section of the Plan or the Option Agreement shall be final unless decided otherwise by the Board.

3.9	Subject to the Company’s Articles of Association and to all approvals legally required, including, but not limited to the provisions of the Companies Law, each member of the Board shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan, unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company's Articles of Association, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

4.	DESIGNATION OF PARTICIPANTS

4.1	The persons eligible for participation in the Plan as Optionees shall include any Employees and/or Non-Employees of the Company or of any Affiliate; provided, however, that (1) Employees may only be granted 102 Options; (2) Non-Employees may only be granted 3(i) Options; and (3) Controlling Shareholders may only be granted 3(i) Options.

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4.2	The grant of an Option hereunder shall neither entitle the Optionee to participate nor disqualify the Optionee from participating in, any other grant of Options pursuant to the Plan or any other option or share plan of the Company or any of its Affiliates.

4.3	Anything in the Plan to the contrary notwithstanding, all grants of Options to directors and office holders shall be authorized and implemented in accordance with the provisions of the Companies Law or any successor act or regulation, as in effect from time to time.

5.	DESIGNATION OF OPTIONS PURSUANT TO SECTION 102; ELECTION

5.1	The Company may designate Options granted to Employees pursuant to Section 102 as Unapproved 102 Options or Approved 102 Options.

5.2	The grant of Approved 102 Options shall be made under this Plan adopted, approved by the Board and shall be conditioned upon the approval of this Plan by the ITA.

5.3	Approved 102 Option(s) may either be classified as Capital Gain Option (“CGO”) or Ordinary Income Option (“OIO”).

5.4	Approved 102 Option(s) elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) shall be referred to herein as "CGO".

5.5	Approved 102 Option(s) elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) shall be referred to herein as "OIO".

5.6	The Company’s election of the type of Approved 102 Options as CGO or OIO granted to Employees (the “Election”), shall be appropriately filed with the ITA before the Date of Grant of an Approved 102 Option. Such Election shall become effective beginning the first Date of Grant of an Approved 102 Option under this Plan and shall remain in effect until the end of the year following the year during which the Company first granted Approved 102 Options. The Election shall obligate the Company to grant only the type of Approved 102 Option it has elected, and shall apply to all Optionees who were granted Approved 102 Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Options simultaneously.

5.7	All Approved 102 Options must be held in trust by a Trustee, as described in Section 6 below.

5.8	For the removal of doubt, the designation of Unapproved 102 Options and Approved 102 Options shall be subject to the terms and conditions set forth in Section 102 of the Ordinance and the regulations promulgated thereunder.

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5.9	With regard to Approved 102 Options, the provisions of the Plan and/or the Option Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit, and the said provisions and permit shall be deemed an integral part of the Plan and of the Option Agreement. Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or the Option Agreement, shall be considered binding upon the Company and the Optionees.

6.	TRUSTEE

6.1	Approved 102 Options which shall be granted under the Plan and/or any Shares allocated or issued upon exercise of such Approved 102 Options and/or other shares received subsequently following any exercise of rights, including without limitation bonus shares, shall be allocated or issued to the Trustee and held for the benefit of the Optionees for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder (the “Holding Period”). In event the requirements for Approved 102 Options are not met for any reason whatsoever, the Approved 102 Options may be treated as Unapproved 102 Options, all in accordance with the provisions of Section 102 and regulations promulgated thereunder.

6.2	The Trustee shall not release any Shares allocated or issued upon exercise of Approved 102 Options prior to the full payment of the Optionee’s tax liabilities arising from Approved 102 Options which were granted to him and/or any Shares allocated or issued upon exercise of such Options.

6.3	With respect to any Approved 102 Option, subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, an Optionee shall not be entitled to sell or release from trust any Share received upon the exercise of an Approved 102 Option and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance.

6.4	Upon receipt of Approved 102 Option, the Optionee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Plan, or any Approved 102 Option or Share granted to him thereunder.

7.	SHARES RESERVED FOR THE PLAN

7.1	The Company has reserved 2,500,000 authorized but unissued Shares, for the purposes of the Plan, which may be increased from time to time by the Company, subject to its Articles of Association. Any Shares which remain unissued and which are not subject to the outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall at all times reserve sufficient number of Shares to meet the requirements of the Plan. Should any Option for any reason expire or be canceled prior to its exercise or relinquishment in full, the Shares subject to such Option may again be subjected to an Option under the Plan or under the Company’s other share option plans.

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7.2	The issuance of the options according to the Plan shall be by an option agreement between the Company and the Optionee in the form agreed by the Board or the Committee from time to time. The Option Agreement shall state, inter alia, the no of shares (resulting from the exercise of the options, the option type, the vesting period, the exercise price, and other terms as resolved by the Board or the Committee in accordance with the Plan.

8.	EXERCISE PRICE

8.1	The Exercise Price of each Share subject to an Option shall be determined by the Board in its sole and absolute discretion in accordance with applicable law. Each Option Agreement will contain the Exercise Price determined for each Optionee.

8.2	The Exercise Price shall be payable upon the exercise of the Option in a form and method satisfactory to the Board. The Board shall have the authority to postpone the date of payment on such terms as it may determine.

8.3	Except as otherwise determined by the Board, the Exercise Price shall be denominated in the currency of the primary economic environment of, either the Company or the Optionee (that is the functional currency of the Company or the currency in which the Optionee is paid) as determined by the Company.

9.	ADJUSTMENTS

Upon the occurrence of any of the following described events, Optionee's rights to purchase Shares under the Plan shall be adjusted as hereafter provided:

9.1	In the event of a Merger Transaction, the Options may, among others, at the sole and absolute discretion of the Board, either be assumed or substituted for an appropriate number of shares of each class of shares or other securities of the Successor Company (or a parent or subsidiary of the Successor Company) as were distributed to the shareholders of the Company in connection and with respect to the Merger Transaction. In the case of such assumption and/or substitution of Options, appropriate adjustments shall be made to the Exercise Price so as to reflect such action and all other terms and conditions of the Option Agreements shall remain unchanged, including but not limited to the vesting schedule, all subject to the determination of the Board, which determination shall be in its sole discretion and final. The Board shall notify the Optionees of the Merger Transaction in such manner, as it deems fit, at least ten (10) days prior to the scheduled closing date thereof. Subject to Section 9.2 below, immediately following the consummation of the Merger Transaction the Board shall have full power and authority to determine that all outstanding Options shall terminate and cease to be outstanding, except to the extent assumed or substituted as aforesaid.

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9.2	Without derogating from the generality of the above, subject to any applicable law, the Board shall have full power and authority to determine that in certain Option Agreements there shall be a clause instructing that in any such Merger Transaction as described in Section 9.1 above, if the Successor Company (or parent or subsidiary of the Successor Company) does not agree to assume or substitute for the Options, the Vesting Dates of the Options of certain Optionees shall be accelerated so that any unvested Option or any portion thereof shall be immediately vested as of the date which is ten (10) days prior to the effective date of the Merger Transaction detailed in saction 9.1 above

9.3	For the purposes of Section 9.1 above, an Option shall be considered assumed or substituted if, following the Merger Transaction, the Option confers the right to purchase or receive, for each Share underlying an Option immediately prior to the Merger Transaction, the consideration (whether shares, options, cash, or other securities or property) received in the Merger Transaction by holders of shares held on the effective date of the Merger Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Merger Transaction is not solely common stock (or their equivalent) of the Successor Company or its parent or subsidiary, the Board may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option to be solely common stock (or their equivalent) of the Successor Company or its parent or subsidiary equal in fair market value to the per Share consideration received by holders of a majority of the outstanding shares in the Merger Transaction; and provided further that the Board may determine, in its discretion, that in lieu of such assumption or substitution of Options for options of the Successor Company or its parent or subsidiary, such Options will be substituted for any other type of asset or property including cash which is fair under the circumstances.

9.4	If the Company is liquidated or dissolved while unexercised Options remain outstanding under the Plan, then the Board, in its own discretion, may determine that all such outstanding Options may be exercised in full by the Optionees as of the effective date of any such liquidation or dissolution of the Company. If the Board determines that the outstanding Options may be exercised, all such outstanding Options may be exercised in full by the Optionees giving notice in writing to the Company of their intention to so exercise. If an Option becomes fully vested and exercisable under this Section, the Board shall notify the Optionee in writing that the Option shall be fully exercisable for a period of ten (10) days from the date of such notice, and the Option shall terminate upon the expiration of such period.

9.5	If the outstanding shares of the Company shall at any time be changed or exchanged by declaration of a share dividend (bonus shares), share split, combination or exchange of shares, recapitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of the Shares subject to the Plan or subject to any Options therefore granted, and the Exercise Prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate Exercise Price, provided, however, that no adjustment shall be made by reason of the distribution of subscription rights (rights offering) on outstanding shares. Upon occurrence of any of the foregoing, the class and aggregate number of Shares issuable pursuant to the Plan (as set forth in Section 7 hereof), in respect of which Options have not yet been exercised, shall be appropriately adjusted, all as will be determined by the Board whose determination shall be final.

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10.	TERM, EXERCISE AND TERMINATION OF OPTIONS

10.1	Options shall be exercised by the Optionee by giving written notice to the Company and/or to any third party designated by the Company (the “Representative”), in such form and method as may be determined by the Company and when applicable, by the Trustee in accordance with the requirements of Section 102, which exercise shall be effective upon receipt of such notice by the Company and/or the Representative and the payment of the Exercise Price at the Company’s or the Representative’s principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised, and all in accordance with the Plan and the Option Agreement and according to the Board’s resolution.

10.2	Options shall expire, terminate and become null and void in the event they weren’t exercised before in accordance with the Option Agreement, in the following events (1) expiration date according to the Option Agreement (2) sections 10.5.

10.3	Options may be exercised by the Optionee in whole at any time or in part from time to time, to the extent that the Options become vested and exercisable, and provided that, subject to the provisions of Section 10.5 below, the Optionee is employed by or providing services to the Company or any of its Affiliates, at all times during the period beginning with the granting of the Option and ending upon the date of exercise.

10.4	Subject to the provisions of section 10.5 below, in the event of termination of Optionee’s employment or services, with the Company or any of its Affiliates, all Options granted to such Optionee will immediately expire. A notice of termination of employment or service shall be deemed to constitute termination of employment or service. For the avoidance of doubt, in case of such termination of employment or service, the unvested portion of the Optionee’s Option shall not vest and shall not become exercisable.

10.5	Notwithstanding anything to the contrary hereinabove and unless otherwise determined in the Optionee’s Option Agreement, an Option may be exercised after the date of termination of Optionee's employment or service with the Company or any Affiliates during an additional period of time beyond the date of such termination, but only with respect to the number of Vested Options at the time of such termination according to the Vesting Dates, if:

(1)	termination is without Cause, in which event any Vested Option still in force and unexpired may be exercised within a period of ninety (90) days after the date of such termination; or

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(2)	termination is the result of death or disability of the Optionee, in which event any Vested Option still in force and unexpired may be exercised within a period of twelve (12) months after the date of such termination; or

(3)	the Board may authorize an extension of the terms of all or part of the Vested Options beyond the date of such termination for a period not to exceed the Expiration Date.

For avoidance of any doubt, if termination of employment or service is for Cause, any outstanding unexercised Option (whether vested or non-vested), will immediately expire and terminate, and the Optionee shall not have any right in connection to such outstanding Options.

10.6	For the avoidance of doubt the Optionee shall not have the rights of shareholders nor the rights of creditors for the purpose of sections 350-351 of the Companies’ Act, up until they are registered as shareholders of the Company, including subject to section 6 above.

10.7	The Option Agreement may include other terms according to the discretion of the Committee.

10.8	With respect to Unapproved 102 Options, if the Optionee ceases to be employed by the Company or any Affiliate, the Optionee shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulations or orders promulgated thereunder.

11.	VESTING OF OPTIONS

11.1	Unless otherwise determined by the Board with respect to any specific Optionee and/or to any specific Option and provided accordingly in the applicable Option Agreement, the Options shall vest (become exercisable) according to the terms detailed in the option agreement. However, the options may not be exercised after the lapse of the expiration date.

11.2	An Option may be subject to such other terms and conditions on the time or times when it may be exercised, as the Board may deem appropriate. The vesting provisions of individual Options may vary.

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12.	DIVIDENDS

All the shares (except un exercised Options) issued to the Optionees or the Trustee upon exercise of the Options, shall be entitled to the right of dividend in accordance with the amount of shares, subject to the Articles of Association of the Company and the tax in respect of said dividends, and if applicable in accordance with section 102 to the Ordinance.

13.	TRANSFERABILTY AND RESTRICTIONS

No Option or any right with respect thereto, purchasable hereunder, whether fully paid or not, shall not be assignable, transferable or given as collateral or any right with respect to it given to any third party whatsoever, except as specifically allowed under the Plan, and during the lifetime of the Optionee each and all of such Optionee's rights to purchase Shares hereunder shall be exercisable only by the Optionee. Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

As long as Options and/or Shares are held by the Trustee on behalf of the Optionee, all rights of the Optionee over the Shares are personal, cannot be transferred, assigned, pledged or mortgaged, other than by will or pursuant to the laws of descent and distribution.

14.	EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan shall be effective as of the day it was adopted by the Board and shall terminate at the end of ten (10) years from such day of adoption.

The Company shall obtain the approval of the Company’s shareholders for the adoption of this Plan or for any amendment to this Plan, if shareholders’ approval is necessary or desirable to comply with any applicable law, or if shareholders’ approval is required by any authority or by any governmental agencies or national securities exchanges including the ACC/SEC.

15.	AMENDMENTS OR TERMINATION

The Board may at any time, but when applicable, after consultation with the Trustee, amend, alter, suspend or terminate the Plan. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Company, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Board’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

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16.	GOVERNING REGULATIONS

The Plan, and the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver Shares under such Options, shall be subject to all applicable laws, rules, and regulations of the State of Israel or the US or any other jurisdiction which the Company or the Optionee are bound by, including the registration of the shares under the US Securities’ Act, and any other State having jurisdiction over the Company and the Optionee and the Ordinance and to such approvals by any governmental agencies or national securities exchanges as may be required.

17.	CONTINUANCE OF EMPLOYMENT OR HIRED SERVICES

Neither the Plan nor the Option Agreement with the Optionee shall impose any obligation on the Company or an Affiliate thereof, to continue any Optionee in its employ or service, and nothing in the Plan or in any Option granted pursuant thereto shall confer upon any Optionee any right to continue in the employ or service of the Company or an Affiliate thereof or restrict the right of the Company or an Affiliate thereof to terminate such employment or service at any time.

18.	GOVERNING LAW AND JURISDICTION

The Plan shall be managed, interpreted and enforced by the rules of the state of Israel without regard to conflict of law principles. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to the Plan.

19.	TAX CONSEQUESNES

19.1	Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its Affiliates, the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or its Affiliates and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

19.2	The Company and/or, when applicable, the Trustee shall not be required to release any Share certificate to an Optionee until all required payments have been fully made.

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20.	NON-EXCLUSIVITY OF THE PLAN

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of Options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

For the avoidance of doubt, prior grant of options to Optionees of the Company under their employment agreements, and not in the framework of any previous option plan, shall not be deemed an approved incentive arrangement for the purpose of this Section.

21.	MULTIPLE AGREEMENTS

The terms of each Option may differ from other Options granted under the Plan at the same time, or at any other time. The Board may also grant more than one Option to a given Optionee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Optionee.

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